UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2021

Snap-on Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 80th Street, Kenosha, WI 53143-5656

(Address of principal executive offices)(Zip Code)

(262) 656-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	SNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2021, Richard K. Strege, the Principal Accounting Officer of Snap-on Incorporated (the “Company”), as well as its Vice President and Controller, informed the Company that he intends to retire on or about June 30, 2021. Marty V. Ozolins, currently Vice President, Internal Audit, was elected as Vice President and Controller, as well as Principal Accounting Officer, by the Company’s Board of Directors, effective upon Mr. Strege’s retirement.

Mr. Ozolins, age 49, has served as Vice President, and formerly Director of Internal Audit, since 2016. Before coming to the Company, Mr. Ozolins served as Vice President and Controller of Journal Media Group, Inc. following its spin-off from Journal Communications, Inc. in 2015. At Journal Communications for 18 years, Mr. Ozolins held positions of increasing responsibility, ultimately serving as Vice President and Corporate Controller beginning in 2014. Prior to that, he worked for the State of Wisconsin Legislative Audit Bureau. Mr. Ozolins holds a Bachelor of Business Administration degree in Accounting from the University of Wisconsin-Madison and is a member of the Wisconsin Institute of Certified Public Accountants.

No changes to Mr. Ozolins’s compensation have been determined at this point. He will continue to be eligible for participation in the Company’s incentive plans.

Mr. Ozolins does not have any business relationships with the Company requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: April 14, 2021	By:	/s/ Richard T. Miller
Richard T. Miller
Vice President, General Counsel and Secretary